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                                   EXHIBIT 99

                         REPORT OF INDEPENDENT AUDITORS



The Stockholders and Board of Directors
Codorus Valley Bancorp, Inc.

We have audited the accompanying consolidated statements of financial condition of Codorus Valley Bancorp, Inc. as of December 31, 2000, and the related consolidated statements of income, stockholders equity, and cash flows for each of the two years in the period ended December 31, 2000. These financial statements are the responsibility of the Corporation' s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Codorus Valley Bancorp, Inc. at December 31, 2000, and the consolidated results of its operations and its cash flows for each of the two years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States.

                                                           /s/ Ernst & Young LLP
                                                           ---------------------

Harrisburg, Pennsylvania
February 5, 2001